EXHIBIT 2.5
                                                                     -----------



Kelley A. Cornish (KC/0754)
Elizabeth McColm (EM/8532)
Ross B. Rosenfelt (RR/1911)
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, New York  10019-6064
Telephone:  (212) 373-3000

Attorneys for Debtors and Debtors in Possession


UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------



                                                     Chapter 11

In re                                                Case No. 03-22945 (ASH)

                                                     (Jointly Administered)
  THE PENN TRAFFIC COMPANY, ET AL.,

                                      Debtors.

-----------------------------------------------


                          ORDER AND JUDGMENT CONFIRMING
             FIRST AMENDED JOINT PLAN OF REORGANIZATION OF THE PENN
                 TRAFFIC COMPANY AND ITS AFFILIATED DEBTORS AND
                  DEBTORS IN POSSESSION UNDER CHAPTER 11 OF THE
                   BANKRUPTCY CODE DATED FEBRUARY 4, 2005 AND
                             GRANTING RELATED RELIEF


                  This matter having come on for a hearing on March 17, 2005 (the "Confirmation Hearing") on confirmation of the First Amended Joint Plan of Reorganization of The Penn Traffic Company and its Affiliated Debtors and Debtors in Possession Under Chapter 11 of Title 11 of the United States Code dated February 4, 2005, as amended pursuant to certain technical modifications filed on March 16, 2005, the "Plan"),(1) The Penn Traffic Company ("Penn Traffic"), Dairy Dell, Inc., Penny Curtiss

--------------------
(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Baking Company, Inc., Big M Supermarkets, Inc., Sunrise Properties, Inc., Pennway Express, Inc., Big Bear Distribution Company, Commander Foods, Inc., Abbott Realty Corporation, Bradford Supermarkets, Inc., P&C Food Markets, Inc. of Vermont, P.T. Development, LLC and PT Fayetteville/Utica, LLC, the above-captioned debtors and debtors in possession (each a "Debtor," and collectively, the "Debtors") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"); and

                  On the basis of the record of these Cases, including the evidence presented and the arguments of counsel made at the Confirmation Hearing; and on the basis of the Findings of Fact and Conclusions of Law entered contemporaneously herewith (whose definitions and the definitions contained in the Plan are incorporated herein by reference);

                  Now, after due deliberation, the Court hereby ORDERS, ADJUDGES AND DECREES THAT:

         A. The Plan, as amended by the technical modifications set forth in decretal paragraph B hereunder, complies with all applicable provisions of the Bankruptcy Code and applicable Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") relating to Confirmation. The Plan, all provisions thereof, and the exhibits and schedules thereto, hereby are confirmed. All objections to the Plan not heretofore withdrawn are overruled in their entirety.

         B. The following technical modifications to the Plan are hereby approved:

                  1. Section 5.2. of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "The Creditors' Committee shall continue to exist after the Confirmation Date until the Effective Date with the same power and authority, and the same ability to retain and compensate professionals, as it had prior to the Confirmation Date. On and as of the Effective Date, the Creditors' Committee shall be reconstituted and shall be comprised of no more than three (3) members of the Creditors' Committee (which may include EX-OFFICIO members) prior to the Effective Date (the "Post-Effective Date Committee"). The members of the Creditors' Committee who are not members of the Post-Effective Date Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Cases. In the event of the death or resignation of any member of the Post-Effective Date Committee after the Effective Date, a majority of the remaining members of the Post-Effective Date Committee shall have the right to designate a successor from among the holders of Allowed Class 3 Claims. If a Post-Effective Date Committee member assigns its Claim or releases the Debtors from payment of all or the balance of its Claim, such act shall constitute a resignation from the Post-Effective Date Committee. Until a vacancy on the Post-Effective Date Committee is filled, the Post-Effective Date Committee shall function in its reduced number. The Reorganized Debtors shall consult with the Post-Effective Date Committee on a regular basis (i) concerning the Reorganized Debtors' investigation, prosecution and proposed settlement of Class 3 Claims, and (ii) the Debtors' Motion to Reject a Project Agreement dated March 1, 2001 (the "Project Agreement") with COR Route 5, LLC ("COR"), and any claims COR may assert under the Project Agreement (the "COR Matters") and shall provide written reports to the Post-Effective Date Committee on a monthly basis regarding the status of the Claims resolution process. The Post-Effective Date Committee shall have the right to be heard on all issues relating to the COR Matters. The Reorganized Debtors shall not settle or compromise any Class 3 Claim in excess of the Allowed amount of $25,000 without either the approval of the Post-Effective Date Committee (which shall act by majority vote) or an order of the Bankruptcy Court. Subject to the approval of the

                  Post-Effective Date Committee, the Reorganized Debtors may settle or compromise any Class 3 Claim in excess of the Allowed amount of $25,000 without an order of the Bankruptcy Court. The Reorganized Debtors may settle or compromise any Class 3 Claim for less than the Allowed amount of $25,000 without an order of the Bankruptcy Court and without the approval of the Post-Effective Date Committee. The duties of the Post-Effective Date Committee shall also include services related to any applications for allowance of compensation or reimbursement of expenses of professional persons pending on the Effective Date or filed after the Effective Date (collectively, the "Filed Fee Applications") and the Post-Effective Date Committee shall have the right to be heard on all issues relating to Final Fee Applications. The Reorganized Debtors shall pay (a) the reasonable expenses of the members of the Creditors' Committee between the Confirmation Date and the Effective Date, and the Post-Effective Date Committee (the "Post-Effective Date Committee Expenses") and (b) the reasonable fees and expenses of the professional persons employed by the Post-Effective Date Committee in connection with its duties and responsibilities as set forth in this Plan (the "Post-Effective Date Committee Professional Fees") and the Post-Effective Date Committee shall have the right to be heard on all issues relating to the Filed Fee Applications. The Post-Effective Date Committee Expenses and the Post-Effective Date Committee Professional Fees shall be paid within ten (10) Business Days after submission of a detailed invoice therefor to the Reorganized Debtors. If the Reorganized Debtors dispute the reasonableness of any such invoice, the Reorganized Debtors, the Post-Effective Date Committee or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. The Post-Effective Date Committee shall be dissolved and the members thereof shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Cases on the later of (i) the Final Distribution Date, (ii) the date all services related to Filed Fee Applications are completed, and (iii) the resolution of the COR Matters by Final Order, and the retention or employment of the Post-Effective Date Committee's professionals shall terminate."

                  2. Section 5.15. of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its current and former employees, including agreements and programs subject to Section 1114 of the Bankruptcy Code that are binding upon, or being administered and provided by, the Debtors as of the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, life, accidental death, and dismemberment insurance plans, and workers' compensation programs, shall be deemed to be, and shall be treated as though they are, executory contracts, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts, programs or plans listed on Plan Schedule
                  3.1 to the Plan (to the extent such rejection does not violate
                  Section 1114 of the Bankruptcy Code) and (ii) such executory contracts, programs or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such contracts, programs or plans."

                  3. Section 8.5.(D) of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "Except to the extent that the releases set forth in Section 8.5.(C) hereof are not granted pursuant to the ballot election provided therein, the Confirmation Order shall contain a permanent injunction to effectuate the releases granted in this Section 8.5."

                  4. Section 8.5.(A) of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "Subject in all respects to Section 8.7. of this Plan, on the Effective Date, the Debtors and the Reorganized Debtors on behalf of themselves and as representatives of the Estates, release unconditionally, and are hereby deemed to release unconditionally, (i) each of the Debtors' officers and directors who served at any time during the Cases, (ii) any person that elected such directors to the extent of alleged liability for actions or inactions of such directors, (iii) the members of the Creditors' Committee, (iv) the DIP Lenders,
                  (v) the Pre-Petition Secured Lenders, (vi) the Senior Note Trustee and (vii) the attorneys, investment bankers, restructuring consultants and financial advisors of the foregoing, including the Debtors and the Reorganized Debtors, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based on any act, omission, transaction, event or other occurrence taking place on or after the Petition Date through and including the Effective Date in connection with, relating to or arising out of the Cases, the management and operation of the Debtors, the formulation, negotiation, implementation, confirmation or consummation of this Plan, the First Amended Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with this Plan; PROVIDED, HOWEVER, that nothing in this Section 8.5.(A) shall
                  (i) be construed to release or exculpate any person or entity from fraud, gross negligence, willful misconduct, malpractice, criminal conduct, unauthorized use of confidential information that causes damages or for personal gain, or ultra vires acts,
                  (ii) limit the liability of the professionals of the Debtors, the Reorganized Debtors or the Creditors' Committee to their respective clients pursuant to DR6-102 of the Code of Professional Responsibility, or (iii) release the obligation of any directors and officers of the Debtors under any loans due and owing by such party to the Debtors."

                  5. Section 8.5.(B) of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "Subject in all respects to Section 8.7. of this Plan, on the Effective Date, the Debtors and the Reorganized Debtors on behalf of themselves and as representatives of the Estates, release unconditionally, and are hereby deemed to release unconditionally, (i) each of the Debtors' former and present officers and directors, (ii) any Person that elected such directors to the extent of alleged liability for actions or inactions of such directors, (iii) the Pre-Petition Secured Lenders, (iv) the Senior Note Trustee and (v) the attorneys, investment bankers, restructuring consultants and financial advisors of the foregoing, including the Debtors and the Reorganized Debtors (collectively, the "Pre-Petition Releasees") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before the Petition Date in connection with or relating to Penn Traffic or any of its direct or indirect subsidiaries (the "Pre-Petition Released Matters"); PROVIDED, HOWEVER, that nothing in this
                  Section 8.5.(B) shall (i) be construed to release or exculpate any person or entity from fraud, gross negligence, willful misconduct, malpractice, criminal conduct, unauthorized use of confidential information that causes damages or for personal gain, or ultra vires acts, (ii) limit the liability of the professionals of the Debtors or the Reorganized Debtors to their respective clients pursuant to DR6-102 of the Code of Professional Responsibility, or (iii) release the obligation of any directors and officers of the Debtors under any loans due and owing by such party to the Debtors."

                  6. Plan Schedule 5.6 is hereby amended by deleting such Plan Schedule in its entirety and replacing it with EXHIBIT A.


         C. The Debtors, the Reorganized Debtors and their respective affiliates, subsidiaries, directors, officers, agents and attorneys are hereby authorized, empowered and directed to issue, execute, deliver, file or record any document, and to take all other actions necessary or appropriate, in their sole discretion, to implement, effectuate and consummate the Plan in accordance with its terms, all without further corporate action or action of the directors, stockholders of the Debtors or Reorganized Debtors and further order of this Court, and on and after the Effective Date, any such document will be legal, valid and binding in accordance with its terms.

         D. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications and amounts of Claims and Interests, if any, set forth on the Ballots tendered to or returned by the Debtors' creditors and equity security holders in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan and
(ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims or Interests under the Plan for distribution purposes.

         E. Pursuant to section 1141 of the Bankruptcy Code, effective upon entry of this Order, but subject to the occurrence of the Effective Date, the Plan (including the exhibits and schedules to, and all documents and agreements created pursuant to, the Plan) and its provisions, together with the provisions of this Order, shall be binding upon the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plan, any lessor or lessee of property to or from the Debtors, any party to a contract with the Debtors, any person who granted or is a beneficiary of the exculpations and releases contained in or provided for under the Plan, any Creditor or equity security holder of the Debtors, including all governmental entities, whether or not the Claim or Interest of such Creditor or equity security holder is impaired under the Plan and whether or not such Creditor, equity security holder or entity has accepted the Plan, any and all nondebtor parties to executory contracts and unexpired leases with any of the Debtors, any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described herein or in the Plan, any other party in interest, and the respective heirs, executors, administrators, successors or assigns, if any, of all of the foregoing.

         F. All injunctions or stays, whether imposed by operation of law or by Order of this Court, provided for in the Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise that are in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. As of the Effective Date, the stay imposed pursuant to section 362(a) of the Bankruptcy Code shall be dissolved and of no further force and effect, subject to the injunction set forth in paragraph K below and/or sections 524 and 1141 of the Bankruptcy Code, except that nothing herein shall bar the filing of documents in connection with the Exit Financing Facility, the Sale-Leaseback Transaction, the Post-Effective Date Trade Lien Program or the New Penn Traffic Common Shares, or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan, the Exhibits and Schedules to the Plan or this Order.

         G. The appointment or continuation in office as officers and directors of the Reorganized Debtors of each of the individuals previously identified by the Debtors in Plan Schedule 5.6, as amended, hereby is approved and ratified as being in the best interests of the Debtors, their Creditors and equity security holders and consistent with public policy, and such officers and directors hereby are deemed elected and appointed as of the Effective Date.

         H. The appointment of Wayne R. Walker as Trustee for The Penn Traffic Creditor Trust hereby is approved.

         I. Except as provided for in this Order or in the Plan, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of, all Claims and will effect the cancellation of all Interests (including rights to obtain or purchase Interests), including any interest accrued on Claims from the Petition Date. Except as provided for in the Plan or this Order, as of the Effective Date: (i) the Debtors will be discharged from all Claims or other debts that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (x) a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (y) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (z) the holder of a Claim based on such debt has accepted the Plan; and (ii) all Interests and other rights of equity security holders in the Debtors will be terminated and of no further force and effect without any further action on the part of the Court or any other person; PROVIDED, HOWEVER, that the foregoing shall not release and discharge the Debtors from their obligations under the Plan.

         J. As of the Effective Date, except as provided in the Plan or this Order, all persons will be precluded from asserting against the Debtors, the Reorganized Debtors or their respective affiliates, successors, assigns or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests against the Debtors based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or this Order, as of the Effective Date, all such Claims and other debts and liabilities against the Debtors shall be discharged and all Interests and other rights of equity security holders in the Debtors shall be satisfied, terminated or cancelled pursuant to sections 524 and 1141 of the Bankruptcy Code. Such discharge and termination will void any judgment obtained against the Debtors or the Reorganized Debtors to the extent that such judgment relates to a discharged Claim or terminated Interest.

         K. Except as provided in the Plan or this Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other demand, debt, right, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property or any released entity; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, the Reorganized Debtors or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         L. The substantive consolidation of all of the Debtors for purposes of voting on, and of receiving distributions pursuant to, the Plan is approved, PROVIDED, HOWEVER, that such substantive consolidation shall not affect any obligation of any of the Reorganized Debtors to pay fees due and owing to the United States Trustee.

         M. Except as otherwise provided in this Order or in the Plan (and subject to the mergers and dissolutions contemplated by Section 5.4. of the
Plan), each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporate entity (and the substantive consolidation of all of the Debtors pursuant to the Plan shall not affect the separate corporate existence of the Reorganized Debtors), with all of the powers of a corporation under applicable law and without prejudice to any right to alter or to terminate such existence (whether by merger, dissolution or otherwise) under applicable state or foreign law.

         N. Except as otherwise provided in this Order, or in the Plan, all property of the Debtors' estates, to the full extent of section 541 of the Bankruptcy Code, and any and all other rights and assets of the Debtors of every kind and nature, shall, on the Effective Date of the Plan, revest in the Reorganized Debtors free and clear of all Liens, Claims and Interests and other encumbrances other than (i) those Liens, Claims and Interests and encumbrances retained, preserved or created pursuant to the Plan or any document entered into in connection with the transactions described in the Plan and this Order, including, without limitation, the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program and
(ii) Liens that have arisen subsequent to the Petition Date on account of taxes that arose subsequent to the Petition Date. To the extent that the succession to assets of the Debtors by the Reorganized Debtors pursuant to the Plan is deemed to constitute "transfers" of property, such transfers of property to the Reorganized Debtors (a) shall be legal, valid and effective transfers of property, (b) vest or shall vest the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims and Interests and encumbrances except as set forth herein, and (c) do not and shall not subject any of the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or applicable nonbankruptcy law including, but not limited to, any laws affecting successor or transferee liability, other than the Liens, Claims and Interests and encumbrances retained, preserved, or created pursuant hereto.

         O. Nothing in the Plan or this Order shall limit or otherwise affect any Liens, Claims, Interests or other rights that COR Route 5 Company, LLC ("COR") may have under a Project Agreement and any and all related documents, leases and instruments described in a Motion Pursuant to 11 U.S.C. ss.365(a) Authorizing the Debtor to Reject a Project Agreement with COR Route 5 Company, LLC and Granting Related Relief (the "Motion") in these Cases with respect to certain real property containing a P&C Store located at the Towne Center of Fayetteville, in Fayetteville, New York (the "Property") filed by Debtor November 9, 2004 or an Objection to Debtor's Motion Pursuant to 11 U.S.C. ss.365(a) Authorizing the Debtor to Reject the Project Agreement with COR Route 5 Company, LLC and Granting Related Relief on November 18, 2004 and a Supplement to Objection to Debtor's Motion Pursuant to 11 U.S.C. ss.365(a) Authorizing Debtor to Reject the Project Agreement with COR Route 5 Company, LLC and Granting Related Relief on December 8, 2004 (the "Objection") or any related document or instrument (collectively "COR Rights") and all COR Rights, if any, are hereby preserved as if fully set forth in the Plan and such COR Rights, if any, shall be treated in accordance with the Plan, as determined by Final Order. To the extent a Trade Lien (as defined below) is granted with respect to the Property, such Trade Lien shall be automatically released, and the Collateral Trustee is hereby directed to release such Trade Lien on the Property, if and when title to the Property is transferred to COR, and provided further that the granting of such Trade Lien shall be without prejudice to any rights that COR may have, if any, that are being preserved in this Order. Additionally, the Debtors, the Reorganized Debtors, the Committee, the Post-Effective Date Committee and COR hereby preserve their rights to assert or challenge the jurisdiction of any Court concerning all matters arising from, and related to, the subject matter of any decision or order entered by the Bankruptcy Court with respect to the Motion.

         P. For the avoidance of doubt, the Debtors have filed for approval a Stipulation and Agreed Order Approving Assumption of Topco Bylaws and Establishing Post-Effective Date Credit Terms (the "Approval Order") pursuant to which, INTER ALIA, Penn Traffic shall assume the Bylaws of Topco Holdings, Inc. (cooperative) ("Holdings"), dated October 29, 2001 ("Bylaws"), pursuant to section 365 of the Code and Penn Traffic, Holdings and Topco Associates LLC ("Topco Associates") shall agree to new credit terms to go into effect at or around the time of the Effective Date. Nothing in the Plan, this Order or any documents related thereto shall be construed as modifying, impairing or altering any rights, remedies, powers, privileges, liens, security interests or priorities accorded to Holdings and Topco Associates under the Approval Order, the Bylaws or any related member agreements.

         Q. National Union Fire Insurance Company of Pittsburgh, Pa., American International Underwriters Corporation, AIU Insurance Company, The Insurance Company of the State of Pennsylvania, Illinois National Insurance Company, Starr Excess Liability Insurance International, Ltd., Commerce and Industry Insurance Company, American International Specialty Lines Insurance Company, and certain other entitles related to American International Group, Inc. ("AIG Companies") have provided certain insurance coverage to the Debtors and filed certain proof(s) (the "AIG Claims").

Concerning the insurance policies provided by the AIG Companies, nothing in the Plan or in this Order shall be construed to alter the rights and duties of the AIG Companies in connection with the adjustment, defense and settlement of such claims, and in particular, to the extent such policies require the consent or approval of the AIG Companies prior to the payment of an insured claim with the proceeds of such policy, nothing in the Plan or this Order shall alter those rights. To the extent the Debtors or their successors carry out any ADR procedure they shall continue to be bound by the following provision of the ADR Order previously entered in this case which provides:

         ORDERED, that the ADR Procedure is without prejudice to the Insurers' and the Debtors' respective rights and obligations (including any Insurers' coverage obligations) under any applicable insurance policies, and all such rights and obligations thereunder are expressly reserved and preserved.

         R. The AIG Claims have asserted or reserved the right to assert that AIG Companies have rights of setoff and/or recoupment against the Debtor(s), which rights allow that certain obligation due to the Debtor(s) may be setoff against certain obligations of the Debtor(s) due to the AIG Companies. The AIG Claims have preserved the AIG Companies' rights to assert all such setoff and recoupment rights to the fullest extent authorized by Section 553 of the Bankruptcy Code. Notwithstanding any provision of the Plan to the contrary, nothing in the Plan or in this Order shall be construed to prejudice, limit, reduce or eliminate such rights of setoff or recoupment.

         S. The AIG Companies have reserved the right to assert rights of subrogation against certain third-parties arising from insured claims paid on behalf of the Debtors. The AIG Companies have preserved the right to assert all such subrogation rights to the fullest extent authorized by the applicable insurance policies and by applicable law. Notwithstanding any provision of the Plan to the contrary, nothing in the Plan or in this Order shall be construed to prejudice, limit, reduce or eliminate such rights of subrogation.

         T. With respect to the insurance policies ("Policies") issued and renewed by ACE American Insurance Company and Pacific Employers Insurance Company (and possibly other ACE USA-related companies) (collectively, "ACE USA") and the various agreements between Debtors and ACE USA related to the Policies (together, with the Policies, the "ACE USA Agreements"), this Confirmation Order confirms that the ACE USA Agreements are not being rejected and will be assigned to the Reorganized Debtors pursuant to Article III of the Plan, and that from and after the

Effective Date of the Plan the Reorganized Debtors shall satisfy all continuing duties and obligations of the Debtors under those agreements.

         U. With respect to the service agreements between Debtors and ESIS, Inc. ("ESIS") for the period March 1, 2000 through the present ("ESIS Service Agreements"), this Confirmation Order confirms that the ESIS Service Agreements shall be assumed by the Debtors and assigned to the Reorganized Debtors pursuant to Article III of the Plan, and that from and after the Effective Date of the Plan the Reorganized Debtors shall satisfy all continuing duties and obligations of the Debtors under those agreements.

         V. Notwithstanding any other term or provision in this Confirmation Order or the Plan, this Confirmation Order (i) is without prejudice to any of the rights, claims or defenses of ACE USA and ESIS under the ACE USA Agreements and ESIS Service Agreements; (ii) confirms that all of the terms, conditions, limitations and/or exclusions contained in the ACE USA Agreements and ESIS Service Agreements shall remain unmodified and in full force and effect; (iii) confirms that Reorganized Debtors shall be deemed as the insureds under the ACE USA Agreements and shall remain bound by all of the terms, conditions, limitations and/or exclusions contained in the ACE USA Agreements;
(iv) confirms that the ACE USA Agreements shall not be assigned without ACE USA's express written consent; (v) confirms that nothing in the Plan shall be deemed to create any insurance coverage that does not otherwise exist, if at all, under the terms of the ACE USA Agreements, or create any direct right of action against ACE USA that does not otherwise exist under applicable non-bankruptcy law; (vi) confirms that Confirmation is without prejudice to any of ACE USA's rights and/or defenses in any subsequent litigation in which ACE USA may seek any declaration regarding the nature and/or extent of any insurance coverage under the ACE USA Agreements; and
(vii) confirms that nothing in the Plan shall be construed as an acknowledgement that the ACE USA Agreements cover or otherwise apply to any Claims or that any Claims are eligible for payment under any of the ACE USA Agreements. This will further confirm that upon the Effective Date of the Plan, in exchange for the assumption of Debtors continuing obligations under the ACE USA Agreements and the ESIS Service Agreements, the proofs of claims filed by ACE USA and ESIS will be deemed withdrawn.

         W. On and after the Effective Date, each Reorganized Debtor is authorized to (a) operate its business, (b) use, acquire and dispose of property, and (c) compromise or settle any Claims or Interests, in each case without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or by this Order.

         X. Effective as of the Effective Date but immediately prior to the discharge of the Debtors, without further action by the shareholders and directors of any of the Reorganized Debtors, each of Dairy Dell, Inc., Bradford Supermarkets, Inc., Abbott Realty Corporation and Big Bear Distribution Company shall be merged with and into The Penn Traffic Company, and The Penn Traffic Company shall be the surviving corporation in each such merger. The corporate transactions described in and contemplated by this paragraph X hereby are approved.

         Y. Notwithstanding anything to the contrary contained in the Plan or in this Order, the DIP Facility and the DIP Approval Orders shall extend and continue in full force and effect until the later to occur of (i) the Effective Date and
(ii) payment in full in cash of all "Obligations" under and as defined in the DIP Facility, except for any contingent reimbursement obligations under undrawn letters of credit issued or deemed issued under the DIP Facility, with respect to which letters of credit the Debtors shall, on or before the Effective Date, cause the cancellation and return thereof to the Agent, the cash collateralization thereof or the securing thereof by a back-to-back letter of credit in each case as provided in the DIP Facility, or such other reimbursement arrangements as shall be acceptable to the Agent and the DIP Lenders in their sole discretion. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility with the respective Lenders thereunder. The Exit Financing Facility hereby is approved. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to enter into the Exit Financing Facility, to perform all of their obligations thereunder and to execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the Exit Financing Facility and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Financing Facility, including, without limitation, the making of such filings, or the recording of any security interests, as may be required by such Exit Financing Facility.

         Z. The obligations under the Exit Financing Facility and all related mortgages and security agreements shall, upon execution, constitute legal, valid, binding and authorized obligations of each of the parties thereto, enforceable in accordance with their terms, and as of the Effective Date, the security interests, liens and mortgages granted under the Exit Financing Facility (the "Exit Facility Liens") and any related security agreement or mortgage shall, subject to the terms of the SREF Intercreditor Agreement (as defined in the Exit Financing Facility), constitute a legal, valid and duly perfected Lien against the Collateral (as defined in the respective documents relating to the Exit Financing Facility), senior to the Trade Liens (as defined below) as set forth in the Trade Lien Intercreditor Agreement. Neither the obligations created under the Exit Financing Facility nor the Exit Facility Liens granted thereunder shall constitute a preferential transfer or fraudulent conveyance under federal or state law and will not subject the transferee to any liability by reason of the incurrence of such obligation or grant of such Exit Facility Liens under federal or state law, including, but not limited to, successor or transferee liability.

         AA.      The obligations under the Post-Effective Date Trade Lien
Program and all related mortgages and security agreements shall, upon execution, constitute legal, valid, binding and authorized obligations of each of the parties thereto, enforceable in accordance with their terms, and as of the Effective Date, the security interests, liens and mortgages granted under the Post-Effective Date Trade Lien Program (the "Trade Liens") and any related security agreement or mortgage shall, subject to the terms of the Trade Lien Intercreditor Agreement (as defined in the Exit Financing Facility), constitute a legal, valid and duly perfected Lien against the Trade Lien Collateral (as defined in the respective documents relating to the Post-Effective Date Trade Lien Program). Neither the obligations created under the Post-Effective Date Trade Lien Program Facility nor the Trade Liens granted thereunder shall constitute a preferential transfer or fraudulent conveyance under federal or state law and will not subject the transferee to any liability by reason of the incurrence of such obligation or grant of such Trade Liens under federal or state law, including, but not limited to, successor or transferee liability.

         BB.      Subject to the terms of the SREF Intercreditor Agreement and the Trade Lien Intercreditor Agreement, the Exit Facility Liens and the Trade Liens shall attach to any "Assigned Lease Proceeds" (as defined in the Exit Financing Facility), including any proceeds from any future assignment, sale, lease or sublease or any other conveyance or transfer of any leases to which any Reorganized Debtor is a lessee, and whether assigned, sold, leased or subleased individually or as a package with other assets, whether as part of a merger or consolidation or "going concern" sale of the Debtors, Reorganized Penn Traffic or any of the Reorganized Debtors' assets, and whether transferred pursuant to section 363 or section 365 or otherwise in this or any future or subsequent bankruptcy filing by Reorganized Penn Traffic under chapter 7 or 11 of the Bankruptcy Code and regardless of whether such transaction occurs in this Bankruptcy Court or in any other bankruptcy court.

         CC.      In the event an order dismissing any of the Cases under
section 1112 or otherwise is at any time entered, the claims, mortgages, liens and security interests granted to each of the Lenders under the Exit Financing Facility and under the Post-Effect Date Trade Lien Program shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided in such documents until all obligations in respect thereof shall have been paid and satisfied in full.

         DD.      In the event any or all of the provisions of this Order are hereafter revised, modified, vacated or stayed, such reversal, stay, modification or vacation shall not effect (i) the validity of any obligation, indebtedness or liability incurred by the Debtors to the lenders under the Exit Financing Facility or pursuant to the Post-Effective Date Trade Lien Program, or
(ii) the validity and enforceability of any lien or priority authorized or created thereunder.

         EE.      Notwithstanding any such reversal, stay, modification or
vacation, any indebtedness incurred under the Exit Financing Facility or pursuant to the Post-Effective Date Trade Lien Program by Reorganized Penn Traffic prior to written notice to the respective lenders or the collateral trustee of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions hereof and each of the lenders or collateral trustee thereunder shall be entitled to all of its rights, privileges and benefits granted herein and pursuant to the Exit Financing Facility or the Post-Effective Date Trade Lien Program, as the case may be.

         FF.      Notwithstanding any retention of jurisdiction by this Court as contemplated elsewhere in this Order or in the Plan, following the Effective Date, this Court shall not retain jurisdiction over (i) the exercise of any rights or remedies by the lenders under the Exit Financing Facility or under any of the applicable instruments or agreements with respect thereto or (ii) the determination of any controversies or disputes relating thereto.

         GG.      On the Effective Date, the Reorganized Debtors shall enter into the Sale-Leaseback Transaction. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to perform all of their obligations thereunder and to execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the Sale-Leaseback Transaction and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Sale-Leaseback Transaction, including, without limitation, the making of such filings, or the recording of any security interests, as may be required.

         HH.      The Post-Effective Date Trade Lien Program, the appointment of Wayne R. Walker as Collateral Trustee by the Creditors' Committee, and the contractual subordination set forth in Section 5.17. of the Plan are hereby approved. On the Effective Date, pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to perform all of their obligations under the Post-Effective Date Trade Lien Program and to execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations thereunder and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Post-Effective Date Trade Lien Program, including, without limitation, the making of such filings, or the recording of any security interests, as may be required.

         II. On the Effective Date, the Reorganized Debtors shall issue the New Penn Traffic Common Shares. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to perform all tasks necessary and to execute and deliver all documents, agreements and instruments necessary or appropriate to issue the New Penn Traffic Common Shares.

         JJ.      Subject, in all respects, to Section 8.7. of the Plan, none of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Post-Effective Date Committee, the Trust Advisory Board, the DIP Lenders, the Pre-Petition Secured Lenders, the Senior Note Trustee, nor any of their respective directors, employees employed by the Debtors as of the Effective Date, members, attorneys, investment bankers, restructuring consultants and financial advisors nor any other professional Persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission from and after the Petition Date in connection with, relating to or arising out of the Cases, the management and operation of the Debtors, the formulation, negotiation, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Debtor, holder of a Claim, holder of an Interest, other party in interest in the Cases or any other Person for actions taken or not taken in connection with, relating to or arising out of the Cases, the management and operation of the Debtors, the Plan or the property to be distributed under the Plan, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities in the Cases, the management and operation of the Debtors and under the Plan. Nothing in this paragraph shall exculpate, discharge, release or relieve any Person in a manner contrary to
Section 5.14. of the Plan.

         KK.      Except as provided herein or in the Plan, all releases of
claims and causes of action against persons and entities that are embodied in
Section 8.5. of the Plan or in this Order, including, without limitation, those third-party releases set forth in Section 8.5.(C) of the Plan that voluntarily were granted by holders of Claims entitled to vote on the Plan (whether or not such holder submitted a timely Ballot to accept or reject the Plan), are effective and binding on all persons and entities that may have had standing to assert such claims or causes of action or that granted the releases unless the holder of a Claim entitled to vote on the Plan submitted a timely Ballot indicating an election not to grant such releases. The terms of such releases are deemed included herein as if expressly stated. Except to the extent that the releases set forth in Section 8.5.(C) of the Plan are not granted pursuant to the ballot election provided therein, the Confirmation Order shall contain a permanent injunction to effectuate the releases granted in Section 8.5. of the Plan. As of the Effective Date, all entities that have held, currently hold or may hold a claim, obligation, demand, debt, right, cause of action and liability that has been released pursuant to the Plan permanently are enjoined from taking any of the following actions on account of such released claims, obligations, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         LL.      Notwithstanding anything contained to the contrary in the Plan or any subsequent version of the Plan, including but not limited to Article VIII and Sections 8.3., 8.4. and 8.5. of the Plan, and notwithstanding that Central States has voted to accept the Plan, the Plan shall not operate to release, bar and/or limit, in any way, any claim and/or liability that Central States might have against any party other than the Debtors and the Reorganized Debtors.

         MM.      Except as otherwise provided in the Plan and in this Order, subject to the occurrence of the Effective Date and other than for purposes of receiving distributions under the Plan, upon entry of this Order on the docket of the Clerk of this Court, all evidences of Claims against and Interests in the Debtors that are impaired under the Plan, shall be and are deemed to be canceled and terminated, and the obligations of the applicable Debtors thereunder or in connection therewith shall be discharged.

         NN.      The provisions of the Plan constitute a good faith compromise and settlement of all claims or controversies relating to the enforcement or termination of all contractual, legal and equitable subordination and turnover rights that a holder of a Claim against or Interest in the Debtors may have with respect to any Allowed Claim or Interest, or any distribution to be made pursuant to the Plan on account of such Claim. The compromise or settlement of all such claims or controversies is approved under Rule 9019 of the Bankruptcy Rules as being fair, equitable and reasonable and in the best interests of the Debtors, the Reorganized Debtors and the holders of Claims and Interests.

         OO.      Except as otherwise expressly provided for herein, pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Order or the occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Cases and the Plan to the fullest extent permitted by law including, INTER ALIA, all of the matters and for all of the purposes described in this Order or in
Section 9.1. or otherwise in the Plan.

         PP.      Except as otherwise provided in the Plan, this Order or any other order of the Court entered in these Cases, no payment provided for in the Plan shall be made prior to the Effective Date.

         QQ.      Except as otherwise provided in the Plan, any distribution under the Plan that is unclaimed by the holder of the Allowed Claim entitled to such distribution for one hundred and twenty (120) days after the distribution date applicable to such distribution, shall be distributed in the manner provided for in Section 6.3.(H) of the Plan.

         RR.      The Debtors and the Reorganized Debtors shall determine which beneficial holders of Senior Notes hold Convenience Claims classified in Class 4 and entitled to distributions under Section 2.9. of the Plan. The Senior Note Trustee shall have no liability to any beneficial holder of Senior Notes against the Debtors in connection with any dispute that may arise as a result of such determination.

         SS.      Pursuant to Section 3.1. of the Plan, as of the Effective
Date, each executory contract and unexpired lease to which any of the Debtors is a party shall be deemed automatically rejected as of the Effective Date, unless such executory contract or unexpired lease (a) shall have been previously rejected or assumed by order of the Bankruptcy Court, (b) is the subject of a motion, stipulation or agreed order to assume or reject filed on or before the Confirmation Date, or (c) is listed on the schedule of assumed contracts and leases annexed as Plan Schedule 3.2, as amended as of the Confirmation Hearing. The executory contracts and unexpired leases to be rejected shall include, but shall not be limited to, the executory contracts and unexpired leases set forth on Plan Schedule 3.1, as amended as of the Confirmation Hearing, and all such rejections hereby are approved pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date. Listing a contract or lease on Plan Schedule 3.1 shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability with respect thereto.

         TT.      Pursuant to Section 3.2. of the Plan, except with respect to executory contracts and unexpired leases that previously have been assumed or are the subject of a motion or other pleading to assume which was filed on or before the

Confirmation Date, all executory contracts and unexpired leases specifically listed on the schedule of assumed executory contracts and unexpired leases annexed as Plan Schedule 3.2, as amended as of the Confirmation Hearing, shall be deemed automatically assumed by the applicable Debtor as of the Effective Date. Any executory contracts and unexpired leases assumed by any of the Debtors pursuant to Section 3.2. of the Plan or pursuant to any order of this Court during the Cases shall be deemed assigned to the Reorganized Debtors on the Effective Date, and all such assumptions and assignments hereby are approved. Listing a contract or lease on Plan Schedule 3.2 shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease that a Debtor or Reorganized Debtor has any liability with respect thereto. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of this Court or is otherwise rejected as part of the Plan.

         UU.      Pursuant to Section 5.15. of the Plan, except as otherwise set forth in the Plan and subject to the provisions of paragraph WW below, all employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its current and former employees, including agreements and programs subject to Section 1114 of the Bankruptcy Code that are binding upon, or being administered and provided by, the Debtors as of the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, life, accidental death, and dismemberment insurance plans, and workers' compensation programs, shall be deemed to be, and shall be treated as though they are, executory contracts, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts, programs or plans listed on Plan Schedule 3.1 to the Plan (to the extent such rejection does not violate Section 1114 of the Bankruptcy Code) and
(ii) such executory contracts, programs or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such contracts, programs or plans.

         VV. Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure in the amount set forth on Plan Schedule 3.2, as amended as of the Confirmation Hearing, or, in the event of an objection to such Cure amount, in the amount agreed between the parties or as ordered by the Bankruptcy Court. To the extent the non-Debtor party to the unexpired lease or executory contract has not objected to the amount of Cure set forth in Plan Schedule 3.2 on or before the Voting Deadline, such non-Debtor party shall be deemed to accept such Cure amount. To the extent that no Cure amount is listed on Plan Schedule 3.2 for an executory contract or unexpired lease, and no objection has been filed by the non-Debtor party to such executory contract or unexpired lease prior to the Confirmation Date, then the Cure amount shall be deemed to be $0.00. To the extent the Debtor who is a party to the unexpired lease or executory contract is to be merged pursuant to the Plan, the non-Debtor parties to such unexpired lease or executory contract shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such unexpired lease or executory contract to the Reorganized Debtor that is the surviving entity after such merger.

         WW.      If the rejection by a Debtor, pursuant to the Plan or
otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them, and such Claim shall only be entitled to treatment as a Class 3 Claim (except any COR Rights that are determined by Final Order to constitute Claims, Liens or Interests that are not non-priority unsecured claims) under the Plan in the event that a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after service of the earlier of (a) notice of the Confirmation Date, or (b) other notice that the executory contract or unexpired lease has been rejected pursuant to an order of the Bankruptcy Court.

         XX. Upon the occurrence of the Effective Date, other than the Debtors' Cash Balance Pension Plan, termination of which is a condition precedent to the effectiveness of the Plan, the Reorganized Debtors shall continue to sponsor, administer and maintain the Other Debtor Pension Plans, including meeting the minimum funding standards under ERISA and the Internal Revenue Code, paying all PBGC insurance premiums, and administering and operating the Other Debtor Pension Plans in accordance with their terms and ERISA. Nothing in the Plan shall be deemed to discharge, release, or relieve any Person, in any capacity, from any current or future liability, if any, for breaches of fiduciary duty under ERISA with respect to the Cash Balance Pension Plan and the Other Debtor Pension Plans, and the PBGC and such Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or Confirmation. Notwithstanding the foregoing, after the Effective Date, the Reorganized Debtors shall have the right and authority to terminate, amend or freeze the Other Debtor Pension Plans in accordance with their terms, ERISA, the Internal Revenue Code, and other applicable law.

         YY.      Pursuant to section 1142(b) of the Bankruptcy Code, without further action by this Court or the shareholders or boards of directors of any of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (c) implement the provisions of the Management Stock Incentive Program, and all agreements and documents related thereto.

         ZZ.      Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation or perfection of any Lien, mortgage, deed of trust or other security interest, including with respect to the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program and any documents relating to the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program, (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, assignments or mortgages executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan and (d) the issuance, renewal, modification or securing of indebtedness by such means, including with respect to the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program and any documents relating to the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program and any documents relating to the Exit Financing Facility, the Sale-Leaseback Transaction and the Post-Effective Date Trade Lien Program, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept any such instruments or documents without requiring the payment of any filing fees, documentary stamp tax, mortgage tax, mortgage recording tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax or government assessment.

         AAA.     Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy
Code, the provisions of this Order, the Plan and all Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

         BBB.     Within ten (10) business days after the Confirmation Date, or as soon as practicable thereafter, the Debtors shall mail the notice (the "Confirmation Notice"), in substantially the form annexed hereto as EXHIBIT B, by first class mail, postage prepaid, to (i) the Office of the United States Trustee for the Southern District of New York, (ii) all known holders of Claims against, and Interests in, the Debtors, and (iii) all parties that have requested notice in these Cases. The form of Confirmation Notice hereby is approved. Service of the Confirmation Notice as provided herein shall constitute good and sufficient notice pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) of entry of this Order and of the relief granted herein and, except as otherwise set forth in this Order, no other or further notice need be given.

         CCC.     Notwithstanding the foregoing, pursuant to Bankruptcy Rule
2002(l), the Debtors may, but are not required to, publish a notice of the occurrence of the Effective Date of the Plan substantially in the form attached hereto as EXHIBIT C (the

"Effective Date Notice") in THE WALL STREET JOURNAL (national edition), THE NEW YORK TIMES (national edition) and USA TODAY, within ten (10) business days after the occurrence of the Effective Date.

         DDD.     Except as set forth in paragraph EEE hereof, all requests for payment of administrative costs and expenses incurred prior to the Effective Date pursuant to sections 507(a)(1) or 503(b) of the Bankruptcy Code, except for ordinary course trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date, which amounts shall be paid by the Reorganized Debtors in the ordinary course of business, shall be filed with the Bankruptcy Court, 300 Quarropas Street, White Plains, New York 10601, and copy served on (i) The Penn Traffic Company, 1200 State Fair Boulevard, Syracuse, New York 13209, ATTENTION: Francis D. Price, Jr., Esq., Vice President and General Counsel, (ii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, 100109-6064, ATTENTION: Kelley A. Cornish, Esq., counsel to the Debtors, (iii) Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022-3598, ATTENTION: Marc D. Rosenberg, Esq., counsel to the Debtors' postpetition secured lenders, (iv) the Office of the United States Trustee for the Southern District of New York, 33 Whitehall Street, 21st Floor, New York, New York 10004, ATTENTION: Pamela J. Lustrin, Esq., and (v) Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169,
ATTENTION: Scott L. Hazan, Esq., counsel to the Official Committee of Unsecured Creditors, so as to be received no later than the date that is twenty-five (25) days after the Effective Date at 4:00 p.m. Any such request that is not filed and served within this time shall be forever barred. Notice of the deadline for filing such requests and the persons upon whom service must be made, as provided for in the Confirmation Notice, constitutes good and sufficient notice and no further notice need be given.

         EEE.     All final applications for compensation of professional
persons employed by the Debtors or the Creditors' Committee pursuant to orders entered by this Court and on account of services rendered prior to the Effective Date not subject to an application already pending before the Bankruptcy Court (including the reimbursement of the expenses of the members of the Creditors' Committee) pursuant to sections 507(a)(1) or 503(b) of the Bankruptcy Code shall be filed with the Bankruptcy Court, so as to be received no later than the date that is twenty-five (25) days after the Effective Date at 4:00 p.m. Any such application that is not filed and served within this time shall be forever barred. Objections to any such application must be filed with the Bankruptcy Court and served on the parties previously identified in this paragraph EEE so as to be received no later than fifteen (15) days after the filing of such application. Notice of the deadline for filing such applications, the deadline for filing objections to such applications and the persons upon whom service must be made, as provided for in the Confirmation Notice, constitutes good and sufficient notice and no further notice need be given.

         FFF.     No applications need be filed for compensation and
reimbursement by professional persons for services rendered or expenses incurred on and after the Effective Date, and such compensation and reimbursement may be paid by the Reorganized Debtors directly in accordance with ordinary business practices and without further authorization of this Court.

         GGG.     The Creditors' Committee in its present form shall continue to exist after the Confirmation Date until the Effective Date with the same power and authority, and the same ability to retain and compensate professionals, as it had prior to the Confirmation Date.

         HHH.     Pursuant to Section 5.2. of the Plan, on and as of the
Effective Date, the Creditors' Committee shall be reconstituted and shall be comprised of no more than three (3) members of the Creditors' Committee (which may include EX-OFFICIO members) prior to the Effective Date (the "Post-Effective Date Committee"). The members of the Creditors' Committee who are not members of the Post-Effective Date Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Cases. In the event of the death or resignation of any member of the Post-Effective Date Committee after the Effective Date, a majority of the remaining members of the Post-Effective Date Committee shall have the right to designate a successor from among the holders of Allowed Class 3 Claims. If a Post-Effective Date Committee member assigns its Claim or releases the Debtors from payment of all or the balance of its Claim, such act shall constitute a resignation from the Post-Effective Date Committee. Until a vacancy on the Post-Effective Date Committee is filled, the Post-Effective Date Committee shall function in its reduced number. The Reorganized Debtors shall consult with the Post-Effective Date Committee on a regular basis (i) concerning the Reorganized Debtors' investigation, prosecution and proposed settlement of Class 3 Claims, and (ii) the Debtors' Motion to Reject a Project Agreement dated March 1, 2001 (the "Project Agreement") with COR Route 5, LLC ("COR"), and any claims COR may assert under the Project Agreement (the "COR Matters") and shall provide written reports to the Post-Effective Date Committee on a monthly basis regarding the status of the Claims resolution process. The Post-Effective Date Committee shall have the right to be heard on all issues relating to the COR Matters. The Reorganized Debtors shall not settle or compromise any Class 3 Claim in excess of the Allowed amount of $25,000 without either the approval of the Post-Effective Date Committee (which shall act by majority vote) or an order of the Bankruptcy Court. Subject to the approval of the Post-Effective Date Committee, the Reorganized Debtors may settle or compromise any Class 3 Claim in excess of the Allowed amount of $25,000 without an order of the Bankruptcy Court. The Reorganized Debtors may settle or compromise any Class 3 Claim for less than the Allowed amount of $25,000 without an order of the Bankruptcy Court and without the approval of the Post-Effective Date Committee. The duties of the Post-Effective Date Committee shall also include services related to any applications for allowance of compensation or reimbursement of expenses of professional persons pending on the Effective Date or filed after the Effective Date (collectively, the "Filed Fee Applications") and the Post-Effective Date Committee shall have the right to be heard on all issues relating to Final Fee Applications. The Reorganized Debtors shall pay (a) the reasonable expenses of the members of the Creditors' Committee between the Confirmation Date and the Effective Date, and the Post-Effective Date Committee (the "Post-Effective Date Committee Expenses") and (b) the reasonable fees and expenses of the professional persons employed by the Post-Effective Date Committee in connection with its duties and responsibilities as set forth in the Plan (the "Post-Effective Date Committee Professional Fees") and the Post-Effective Date Committee shall have the right to be heard on all issues relating to the Filed Fee Applications. The Post-Effective Date Committee Expenses and the Post-Effective Date Committee Professional Fees shall be paid within ten (10) Business Days after submission of a detailed invoice therefor to the Reorganized Debtors. If the Reorganized Debtors dispute the reasonableness of any such invoice, the Reorganized Debtors, the Post-Effective Date Committee or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. The Post-Effective Date Committee shall be dissolved and the members thereof shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Cases on the later of (i) the Final Distribution Date, (ii) the date all services related to Filed Fee Applications are completed, and (iii) the resolution of the COR Matters by Final Order, and the retention or employment of the Post-Effective Date Committee's professionals shall terminate.

         III. This Order shall be effective according to its terms upon its entry.

         JJJ.     The Reorganized Debtors shall have the right, to the fullest extent permitted by section 1142 of the Bankruptcy Code, to apply to this Court for an order, notwithstanding any otherwise applicable nonbankruptcy law, directing any entity to execute and deliver any instrument or to perform any other act; PROVIDED, that without the consent of the affected party, or a determination by this Court that such relief is necessary to ensure the cooperation or compliance of any party or to compensate the Reorganized Debtors for damages associated with a lack of such cooperation or compliance with the terms and conditions of this Order, the Plan, and any documents related thereto, no such order shall modify or impair any right, title, interest, privilege, or remedy expressly provided or reserved to such party under this Order, the Plan or any document related thereto.

         KKK.     This Order shall constitute the approval of the Plan and the transactions contemplated thereby, including, without limitation, the Exit Financing Facility, the Sale-Leaseback Transaction, the Post-Effective Date Trade Lien Program, those corporate transactions contemplated under Section 5.4. of the Plan or this Order and pursuant to the Delaware General Corporation Law, the appropriate provisions of the General Corporation Law of the State of Delaware, the Business Corporation Law of the State of New York, the Business Corporation Law of the Commonwealth of Pennsylvania, the Business Corporation Act of the State of Vermont, and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, by-law or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan.

         LLL.     The provisions of section 1145 of the Bankruptcy Code shall be applicable to the offer, issuance and distribution, transfer or exchange of New Penn Traffic Common Shares pursuant to the Plan, (including, without limitation, the making or delivery of any document or instrument of offer or transfer of such securities) and shall be exempt from registration under applicable securities laws (including without limitation, Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security) pursuant to Section 1145(a) of the Code, and may be sold without registration to the extent permitted under Section 1145 of the Code.

         MMM.     Computershare Trust Company hereby is authorized and empowered to act as Disbursing Agent under the Plan.

         NNN.     "Substantial consummation" of the Plan, as defined in section
1101(2) of the Bankruptcy Code, shall be deemed to occur upon completion of all actions and transactions required by the Plan to be effected prior to or upon the Effective Date.

         OOO.     The failure specifically to include or reference any
particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

         PPP.     Upon the entry of this Order, subject to the occurrence of the
Effective Date, all provisions of the Plan, including all agreements, instruments and other documents filed in connection with the Plan and executed by the Debtors or the Reorganized Debtors in connection with the Plan shall be binding upon the Debtors and the Reorganized Debtors, all Claim and Interest holders and all other entities that are affected in any manner by the Plan. All agreements, instruments and other documents filed in connection with the Plan shall have full force and effect as of the entry of this Order, and shall bind all parties thereto as of the Effective Date, whether or not issued, delivered or recorded on the Effective Date or thereafter, and the provisions of the Plan and of this Order shall be construed in a manner consistent with each other so as to effect the purposes of each; PROVIDED, HOWEVER, that in the event of any inconsistency between the terms of the Plan or such other documents, on the one hand, and the terms of this Order, on the other, the terms of this Order shall govern.

         QQQ.     This Order is and shall be deemed a separate Order with
respect to each of the Debtors in each Debtor's separate Case for all purposes. The Clerk of the Court is directed to file and docket this Order in the Case of each of the Debtors.

         RRR.     The Debtors shall have the right, in accordance with section
1127 of the Bankruptcy Code, to modify or amend the Plan after the Confirmation Date to the fullest extent permitted by law, PROVIDED, that any such modification is consented to by the Creditors' Committee in writing prior to the effectiveness of any such modification or amendment.

         SSS.     If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all documents executed pursuant thereto or any amendments or modifications thereto.

Dated:     New York, New York
           March 17, 2005

                                               /s/ Adlai S. Hardin, Jr.
                                              ----------------------------------
                                              THE HONORABLE ADLAI S. HARDIN, JR.
                                               UNITED STATES BANKRUPTCY JUDGE

                                                                       EXHIBIT A
                                                                       ---------



                            AMENDED PLAN SCHEDULE 5.6

                OFFICERS AND DIRECTORS OF THE REORGANIZED DEBTORS

-----------------------------------------------------------------------------------------------------------------
I.      PENN TRAFFIC COMPANY
-----------------------------------------------------------------------------------------------------------------
            TITLE                        NAME                   AFFILIATION          PROPOSED COMPENSATION(1)
-----------------------------------------------------------------------------------------------------------------
Director - Non-Executive        John E. Burke           See Attachment 5.6(a) for    $25,000 per annum;
                                                        biographical information     Meeting Fees:  $1,500
                                                                                     for each in-person
                                                                                     attendance at Board
                                                                                     Meetings and $750 for
                                                                                     each attendance at
                                                                                     telephonic Board
                                                                                     Meetings, plus expenses.
-----------------------------------------------------------------------------------------------------------------
Director - Non-Executive        Kevin P. Collins        Current Director.  See       $25,000 per annum;
                                                        Attachment 5.6(a) for        Meeting Fees:  $1,500
                                                        biographical information     for each in-person
                                                                                     attendance at Board Meetings
                                                                                     and $750 for each attendance
                                                                                     at telephonic Board
                                                                                     Meetings, plus expenses.
-----------------------------------------------------------------------------------------------------------------
Director - Non-Executive        Ben Evans               See Attachment 5.6(a) for    $25,000 per annum;
                                                        biographical information     Meeting Fees:  $1,500
                                                                                     for each in-person
                                                                                     attendance at Board
                                                                                     Meetings and $750 for
                                                                                     each attendance at
                                                                                     telephonic Board
                                                                                     Meetings, plus expenses.
-----------------------------------------------------------------------------------------------------------------


-------------------------
(1) Members of the Board of Reorganized Penn Traffic may serve on Board Committees, to be formed on or after the Effective Date of the Plan, and will receive additional compensation as follows:

     --------------------------------------------------
     AUDIT COMMITTEE:
     ----------------
     o   Chair Fee               $5,000 per annum
     o   Chair Fee Per Meeting   $1,000 per meeting
                                 (plus expenses)
     o   Member Fee per meeting  $1,000 (plus expenses)
     --------------------------------------------------
     COMPENSATION COMMITTEE:
     -----------------------
     o   Chair Fee              $5,000 per annum
     o   Chair Fee Per Meeting  $1,000 per meeting
                                (plus expenses)
     o   Member Fee per meeting $1,000 (plus expenses)
     --------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
I.      PENN TRAFFIC COMPANY
-----------------------------------------------------------------------------------------------------------------
            TITLE                        NAME                   AFFILIATION          PROPOSED COMPENSATION(1)
-----------------------------------------------------------------------------------------------------------------
Director - Non-Executive        Matthew R. Glass        Current Director.  See       $25,000 per annum;
                                                        Attachment 5.6(a) for        Meeting Fees:  $1,500
                                                        biographical information     for each in-person
                                                                                     attendance at Board Meetings
                                                                                     and $750 for each attendance
                                                                                     at telephonic Board
                                                                                     Meetings, plus expenses.

-----------------------------------------------------------------------------------------------------------------

Director - Non-Executive        Robert J. Kelly         See Attachment 5.6(a) for    $25,000 per annum as
(Chair)                                                 biographical information     Chair of the Board and
                                                                                     $25,000 per annum as
                                                                                     Director; Meeting
                                                                                     Fees:  $1,500 for each
                                                                                     in-person attendance
                                                                                     at Board Meetings and
                                                                                     $750 for each
                                                                                     attendance at
                                                                                     telephonic Board
                                                                                     Meetings, plus
                                                                                     expenses.

-----------------------------------------------------------------------------------------------------------------

Director - Non-Executive        Alan C. Levitan         See Attachment 5.6(a) for    $25,000 per annum;
                                                        biographical information     Meeting Fees:  $1,500
                                                                                     for each in-person
                                                                                     attendance at Board
                                                                                     Meetings and $750 for
                                                                                     each attendance at
                                                                                     telephonic Board
                                                                                     Meetings, plus expenses.

-----------------------------------------------------------------------------------------------------------------

Director, President and Chief   Robert J. Chapman       Current President and        Officer Compensation:
Executive Officer                                       Chief Executive Officer;     $450,000 per annum
                                                        see Attachment 5.6(a) for    base salary(2)
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Vice-President and Chief        Charles G. Bostwick     Current Vice-President and   $208,000 per annum(2)
Information Officer                                     Chief Information
                                                        Officer. See Attachment
                                                        5.6(a) for biographical
                                                        information

-----------------------------------------------------------------------------------------------------------------

Vice-President - Distribution   Timothy J. Cipiti       Current Vice-President -     $165,000 per annum(2)
                                                        Distribution.  See
                                                        Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Vice-President of Perishable    Stephen H. Erdley       Current Vice-President of    $145,000 per annum(2)
Merchandising                                           Perishable Merchandising.
                                                        See Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

------------------------
(2)  Plus incentive compensation opportunity, to be determined.

-----------------------------------------------------------------------------------------------------------------
I.      PENN TRAFFIC COMPANY
-----------------------------------------------------------------------------------------------------------------
            TITLE                        NAME                   AFFILIATION          PROPOSED COMPENSATION(1)
-----------------------------------------------------------------------------------------------------------------
Vice-President of               Linda L. Jones          Current Vice-President of    $165,500 per annum(2)
Non-Perishable Merchandising                            Non-Perishable
                                                        Merchandising. See
                                                        Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Senior Vice-President and       Leslie H. Knox          Current Senior               $305,000 per annum(2)
Chief Marketing Officer                                 Vice-President and Chief
                                                        Marketing Officer.  See
                                                        Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Vice-President - Advertising    Terry A. Kushner        Current Vice-President -     $120,000 per annum
and Marketing                                           Advertising and
                                                        Marketing. See
                                                        Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Senior Vice-President -         Randy P. Martin         Current Senior               $225,000 per annum(2)
Finance                                                 Vice-President - Finance.
                                                        See Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Vice-President - Asset          Steven B. Middleton     Current Vice-President -     $125,000 per annum(2)
Protection and Governmental                             Asset Protection and
Compliance                                              Governmental Compliance.
                                                        See Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

Vice-President, General         Francis D. Price, Jr.   Current Vice-President,      $169,126 per annum(2)
Counsel and Secretary                                   General Counsel and
                                                        Secretary. See
                                                        Attachment 5.6(a) for
                                                        biographical information

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

II. BIG M SUPERMARKETS, INC.
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.

-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

III. COMMANDER FOODS, INC.
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

IV. P&C FOOD MARKETS, INC. OF VERMONT
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

IV. P&C FOOD MARKETS, INC. OF VERMONT
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Vice-President and Secretary    Francis D. Price, Jr.   Current Vice-President,      None
                                                        Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director                        Rolland Tessier         Current Director and         None
                                                        District Manager.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director                        John E. Meeks           Current Director and         None
                                                        Assistant Manager  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

V. PENNWAY EXPRESS, INC.
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------

Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

VI. PENNY CURTISS BAKING COMPANY, INC.
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Vice-President                  Randy P. Martin         Current Senior               None
                                                        Vice-President of The Penn
                                                        Traffic Company.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Vice-President                  Timothy J. Cipiti       Current Vice-President of    None
                                                        The Penn Traffic Company.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
VII. P.T. DEVELOPMENT, LLC
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------

Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

VIII. P.T. FAYETTEVILLE/UTICA, LLC
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------
Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------

IX. SUNRISE PROPERTIES, INC.
-----------------------------------------------------------------------------------------------------------------

            TITLE                        NAME                   AFFILIATION           PROPOSED COMPENSATION
-----------------------------------------------------------------------------------------------------------------

Director and President          Robert J. Chapman       Current President and        None
                                                        Chief Executive Officer of
                                                        The Penn Traffic Company
                                                        and Director and Officer
                                                        of Various Subsidiaries.
                                                        See Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

Director, Vice-President and    Francis D. Price, Jr.   Current Vice-President,      None
Secretary                                               Secretary and General
                                                        Counsel of The Penn
                                                        Traffic Company and
                                                        Director and Officer of
                                                        Various Subsidiaries.  See
                                                        Attachment 5.6(a) for
                                                        biographical information.
-----------------------------------------------------------------------------------------------------------------

                           PLAN SCHEDULE 5.6(A) (1)


                 BIOGRAPHICAL INFORMATION FOR PROPOSED DIRECTORS
                     AND OFFICERS OF THE REORGANIZED DEBTORS

         1. JOHN E. BURKE. Age: 65. Mr. Burke currently serves as a consultant for Nestle USA, and has worked at Nestle since 1971. From 1991 through August, 2004, Mr. Burke was the Vice President of Credit and Collections for Nestle USA in the United States. Prior to that, in 1979, Mr. Burke was appointed Assistant Treasurer of Nestle Corporation. Mr. Burke has chaired or served on a number of Official Unsecured Creditors' Committees, including that of Fleming Companies, Inc. Mr. Burke has also served as a Director of Cumberland Farms, the National Food Manufacturers Credit Group, the Delaware Valley Credit Management Association, and the New York Credit and Financial Management.

         2. KEVIN P. COLLINS. Age: 53; Director since 1999. Mr. Collins has been a member and a Principal of The Old Hill Company, LLC (financial advisory services company) since 1997. Mr. Collins was a Principal of JHP Enterprises, Ltd. (financial advisory services) from 1991 to 1997. Mr. Collins serves as a Director of Key Energy Services, Inc. (provider of oilfield services to the oil and gas industry), London Fog Industries, Inc. (apparel company), and Metretek Technologies, Inc. (provider of information services to the energy industry).

         3. BEN EVANS. Age: 75. Mr. Evans currently serves as a Director of Revco D.S., Inc., Kash n' Karry Food Stores, Inc., Jamesway Corporation, Megafood Stores, Inc., Furrs/Bishop, Inc., Gibson's Discount Centers, Inc., Salant Corporation, Accord Financial Corp., Hampton Industries, Inc., Levitz Furniture, and Factory Card & Party Outlet. Mr. Evans is a CPA and is a member and chairman of various audit committees. Mr. Evans joined S.D. Leidesdorf & Company, predecessor firm to Ernst & Young in 1954, became a partner at that firm in 1968, and retired from Ernst & Whitney as a partner in 1989. From 1978 through 1989, Mr. Evans was a member of Ernst & Whitney's corporate financial service group. From 1989 until 1999, Mr. Evans was a consultant for the firm of Ernst & Young in their corporate financial services group.

         4. MATTHEW GLASS. Age: 45; Director since 2002. Mr. Glass has worked in the special situations group of Soros Fund Management LLC as a Director since 2002.

         5. ROBERT J. KELLY. Age: 60. Mr. Kelly has been the Chairman of the Board of the Reorganized Eagle Food Centers, Inc. since 2003. Prior to that, from 2000 to 2003, Mr. Kelly was the Chairman of the Board of Eagle Food Centers, Inc., during which time he led Eagle through a successful reorganization of their senior debt and an

-------------------------
(1) Members of the Board of Reorganized Penn Traffic may serve on Board Committees, to be formed on or after the Effective Date of the Plan.

orderly liquidation of the company. Prior to that, from 1995 to 2000, Mr. Kelly was the Chairman, President and CEO of Eagle Food Centers, Inc. Prior to joining Eagle Food Centers, Mr. Kelly was employed by The Vons Companies, from 1963 to 1995 in various management positions, including Executive Vice President of Retailing.

         6. ALAN C. LEVITAN. Age: 62. Mr. Levitan currently serves on the Board of the New Jersey Community Food Bank, the Academy of Food Marketing at St. Joseph's University, and the Arts Council of the Morris area in New Jersey. Mr. Levitan is a former Director of the Food Marketing Institute and former Vice Chairman of the New Jersey Food Council. Mr. Levitan was also employed by Kings Super Markets in New Jersey in various management positions, including President and CEO. Prior to that, Mr. Levitan was employed by Purity Supreme, Inc. for many years, progressing through a variety of positions, including Senior Vice President of Marketing and Merchandising and Division General Manager.

         7. ROBERT J. CHAPMAN. Age: 53. President and Chief Executive Officer since April 2004. Mr. Chapman joined P&C Foods as a part time store employee in 1968 and became a store manager in 1974. Over the past 36 years, Mr. Chapman has held a number of positions of increasing authority first at P&C and later at Penn Traffic after it purchased P&C in 1988. He has distinguished himself as Director of Store Operations, Director of Franchise Operations and Vice-President of Wholesale and Franchise Operations.

         8. CHARLES G. BOSTWICK. Age: 54; Vice-President and Chief Information Officer. Mr. Bostwick has held the position of Vice-President of Information Technology and Chief Information Officer, Penn Traffic, since 1998. From 1993 to 1998 Mr. Bostwick held top IT positions for various divisions of
Whirlpool: Sears/Kenmore, Asian Division. Mr. Bostwick was Vice-President, MIS & Chief Information Officer, Long's Drug Store, 1989 to 1993. In 1986 to 1989 he was Director of Computing and Communication Services, Bekins.

         9. TIMOTHY J. CIPITI. Age: 45; Vice-President of Distribution and Manufacturing. Mr. Cipiti has been Vice-President of Distribution and Manufacturing since 2001. He was Director of Distribution, Penn Traffic, from 1997 to 2001. He was Director of Re-Engineering and Governmental Affairs in 1997. From 1984 to 1997 Mr. Cipiti was employed by Vons Companies in various management positions.

         10. STEPHEN H. ERDLEY. Age: 49; Vice-President of Perishable Merchandising. Mr. Erdley has been Vice-President of Perishable Merchandising since 2003. He held the position of Vice-President, Meat, Seafood, and Deli from1998 to 2003. Prior to moving to Corporate Headquarters in Syracuse, NY, as a result of corporate consolidation in 1997, Mr. Erdley held various Manager positions at the Bi-Lo/Riverside Division.

         11. LINDA J. JONES. Age: 45; Vice-President, Non-Perishable Merchandising. Ms. Jones has been Vice-President, Non Perishable Merchandising since 2003. From 2000 to 2003 she was Vice-President, Grocery, Dairy, Frozen, DSD

Division. Ms. Jones was Vice-President of Sales and Advertising from 1999 to 2000. From 1997 to 1999 she held the position of Vice-President of Sales. Prior to her relocating to Corporate Headquarters in Syracuse, NY, Ms. Jones held various positions at the Bi-Lo/Riverside Division in DuBois including Vice-President of Grocery Procurement.

         12. LESLIE H. KNOX. Age: 58; Senior Vice-President - Chief Marketing Officer. Mr. Knox has been Senior Vice-President and Chief Marketing Officer since May 1999. From 1995 until May 1999, Mr. Knox held the position of Vice-President - Merchandising with Weis Markets, Inc. From 1984 until 1995, Mr. Knox held various management positions with ABCO Markets, Inc., including Senior Vice-President of Sales and Marketing from 1988 to 1995. From 1969 to 1984, Mr. Knox was employed by Alpha Beta Company, a division of American Stores Company, in various management positions.

         13. TERRY A. KUSHNER. Age: 52; Vice-President, Advertising and Marketing. Mr. Kushner has been Vice-President, Sales and Marketing since 2003. From 2000 to 2003 Mr. Kushner was Marketing and Community Relations Consultant, T.A. Kushner & Associates, LLC. He was Assistant Circulation Director, Consumer Sales and Marketing, The Plain Dealer from 1998 to 2000. Vice-President, Marketing and Advertising for Riser Foods Company/Giant Eagle from 1996 to 1998. Previously he held various positions from 1969 to 1996 at Finast/Tops/Royal Ahold.

         14. RANDY P. MARTIN. Age: 48; Senior Vice-President - Finance. Mr. Martin has been Vice-President - Finance and Chief Accounting Officer of Penn Traffic since January 1999. From 1997 until January 1999, he served as the Company's Vice-President of Strategic Planning and Treasurer. From 1993 to 1997, Mr. Martin served as the Company's Director of Taxes. From 1984 to 1993, Mr. Martin was employed by Price Waterhouse in various positions, including Senior Tax Manager from 1991 to 1993.

         15. STEVEN B. MIDDLETON. Age: 50; Vice-President of Asset Protection and Government Compliance since 2004. He was Corporation Director of Asset Protection from 1999 to 2004. From 1997 to 1999 he was Director of Warehouse Security for Penn Traffic. From 1992 to 1997 he was Director of Loss Prevention, Riverside/Bi-Lo Markets, Division of Penn Traffic. From 1988 to 1992 he was Senior Loss Prevention Specialist. From 1981 to 1988 he was P&C Loss Prevention Specialist.

         16. FRANCIS D. PRICE, JR. Age: 55; Vice-President, General Counsel and Secretary. Mr. Price has been Vice-President and General Counsel since 1993 and became Secretary in 1997. Mr. Price was Vice-President and General Counsel of the Company's P&C division from 1985 until 1993. From 1978 to 1985, Mr. Price served in various other management positions at P&C.

         17. ROLLAND TESSIER. Age: 42; Director of P&C Food Markets, Inc. of Vermont since 2000. Mr. Tessier has been with Penn Traffic since February 27, 2000 and has held the positions of Store Manager and District Manager. Mr.
Tessier was with Grand Union from November 25, 1978 until February 27, 2000.

         18. JOHN E. MEEKS. Age: 56; Director of P&C Food Markets, Inc. of Vermont since 2000. Mr. Meeks has been with Penn Traffic since February 27, 2000 and has held the position of Assistant Manager. Mr. Meeks was with Grand Union from July 13, 1981 until February 27, 2000.



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